UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 1, 2021, as previously announced and as described in Item 2.01 of this Current Report on Form 8-K, Dell Technologies Inc. (“Dell” or the “Company”) completed its spin-off (the “Spin-Off”) of all shares of common stock of VMware, Inc. (“VMware”) that were beneficially owned by Dell and certain of its subsidiaries, by means of a special stock dividend to Dell’s stockholders of record as of the dividend record date. As a result of the Spin-Off, the businesses of VMware were separated from the remaining businesses of Dell.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Commercial Framework Agreement

In connection with and upon consummation of the Transactions described in Item 2.01, Dell and VMware entered into a Commercial Framework Agreement (the “CFA”). A summary of the principal terms of the CFA is set forth under Item 1.01 of Dell’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2021 (the “April 14 8-K”) and are incorporated by reference herein.

The description of the CFA in the April 14 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the CFA, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Credit Agreement

On November 1, 2021, the Company, Denali Intermediate Inc., Dell Inc., Dell International L.L.C. (“Dell International”), as a borrower, and EMC Corporation (“EMC”), as a borrower, entered into a senior unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and other parties from time to time party thereto (the “Credit Agreement”). Also on November 1, 2021, and in connection with the entry into the Credit Agreement, Dell International and EMC repaid in full and terminated all of their obligations and commitments under the Existing Credit Agreement (as defined below) (the “Refinancing Transaction”).

The Credit Agreement, which matures on November 1, 2026, provides Dell International and EMC with revolving commitments in an aggregate principal amount of $5,000,000,000, with a letter of credit sub-facility of up to $500,000,000 and with a swingline loan sub-facility of up to $500,000,000. The Credit Agreement also allows Dell International and EMC to request incremental commitments on one or more occasions in a minimum amount of $10,000,000. The proceeds of the Loans (under and as defined in the Credit Agreement) will be used by Dell Inc. and its subsidiaries for general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement.

The information set forth in the Introductory Note and in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Indentures and Outstanding Notes

On October 29, 2021, EMC, using proceeds from the Company’s sale of Boomi, Inc., completed the redemption in full of the $1,000,000,000 aggregate principal amount of its issued and outstanding 3.375% Notes due 2023 at a “make-whole” premium, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, EMC has no further obligations under the 3.375% Notes due 2023 or the indenture, dated as of June 6, 2013, as amended and supplemented from time to time, by and between EMC and Wells Fargo Bank, National Association.

Existing Credit Agreement

In connection with the Refinancing Transaction, on November 1, 2021, Dell International and EMC repaid all outstanding borrowings under the credit agreement, dated as of September 7, 2016, among Dell International, EMC, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent and Swingline Lender, and the other parties from time to time party thereto (the “Existing Credit Agreement”), and terminated all obligations and commitments thereunder. As a result, Dell International, EMC and the guarantors under the Existing Credit Agreement have no further obligations under the Existing Credit Agreement or the related guarantees.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2021, Dell completed the Spin-Off by means of a special stock dividend of 30,678,605 shares of VMware Class A Common Stock and 307,221,836 shares of VMware Class B Common Stock (collectively, the “VMware Common Stock”) (the “Distribution”) to Dell’s stockholders of record as of 5:00 p.m. New York City time on October 29, 2021 (the “Distribution Record Date”). Following the Conversion (as defined below) as described below, each Dell holder of record received 0.440626 of a share of VMware Class A Common Stock for each outstanding share of Dell common stock they owned as of the Distribution Record Date. No fractional shares of VMware Class A Common Stock were distributed. Instead, Dell stockholders will receive cash in lieu of any fraction of a share of VMware Class A Common Stock that they otherwise would have received.

As a result of the Spin-Off, the pre-transaction stockholders of Dell now own shares in two separate public companies: (1) VMware, which continues to own the businesses of VMware and its subsidiaries, and (2) Dell, which continues to own Dell’s other businesses and subsidiaries.

The Spin-Off was effectuated pursuant to a Separation and Distribution Agreement, dated as of April 14, 2021 (the “Separation and Distribution Agreement”) pursuant to which the businesses of VMware were separated from the remaining businesses of the Company through a series of transactions. In accordance with the Separation and Distribution Agreement, each of VMW Holdco LLC, EMC and EMC Equity Assets LLC, each a wholly-owned subsidiary of the Company (collectively, the “EMC Entities”), distributed its outstanding shares of VMware Class A Common Stock and VMware Class B Common Stock to Dell Inc., a wholly-owned subsidiary of the Company (“Dell Sub” and such distribution, the “Internal Distribution”). Following the Internal Distribution, VMware paid a cash dividend, pro rata, to each of the holders of VMware Common Stock in an aggregate amount equal to $11.5 billion (the “VMware Special Dividend”).

Immediately following the payment of the VMware Special Dividend, the separation of VMware from the Company occurred, including through the termination or settlement of certain intercompany accounts and intercompany contracts and the other transactions further described in the Separation and Distribution Agreement and the ancillary agreements contemplated therein (the “Ancillary Agreements” and such transactions set forth in the Separation and Distribution Agreement and the Ancillary Agreements, the “Separation”). Immediately following the receipt by Dell Sub of its pro rata portion of the VMware Special Dividend and concurrently with the consummation of the Separation, (1) Dell Sub distributed all of the shares of VMware Common Stock to Denali Intermediate Inc., a wholly-owned subsidiary of the Company, (2) Denali Intermediate Inc. distributed all of the shares of VMware Common Stock to the Company, and (3) the Company consummated the Distribution. Immediately following, and automatically as a result of, the Distribution, and prior to receipt thereof by the Company’s stockholders, each share of VMware Class B Common Stock automatically converted into one fully paid and non-assessable share of VMware Class A Common Stock in accordance with the Certificate of Incorporation of VMware (the “Conversion” and together with the Distribution, the Separation, the Internal Distribution, the payment of the VMware Special Dividend and the other transactions contemplated by the Separation and Distribution Agreement, the “Transactions”). As a result of the Transactions, each holder of record of shares of the Company as of the Distribution Record Date holds a pro rata portion of the VMware Class A Common Stock distributed in the Distribution. Following the Transactions, the VMware Class A Common Stock is the sole class of outstanding VMware Common Stock.

A copy of the press release issued by Dell on November 1, 2021 announcing completion of the Spin-Off is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

The information set forth in the Introductory Note and in Items 1.01, 1.02 and 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Additional Agreements entered into in connection with the Spin-Off

Agreements Governing Dell and VMware’s Relationship following the Spin-Off

In connection with the Spin-Off, on November 1, 2021, Dell entered into a (i) Transition Services Agreement, (ii) a Covenant Not to Sue and Release and (iii) an Amendment and Termination of 2007 Intellectual Property Agreement with VMware, in each case, that govern Dell’s relationship with VMware following the Distribution, forms of which are filed with the Securities and Exchange Commission in the April 14 8-K.

Separation and Distribution Agreement Side Letter

In connection with the Spin-Off, each of Dell and VMware entered into a letter agreement (the “Separation and Distribution Agreement Side Letter”) that provides for the survival of certain provisions of that certain Amended and Restated Master Transaction Agreement, dated January 9, 2018, by and among VMware, Dell and EMC, including the cross release of pre-IPO claims. The Separation and Distribution Agreement Side Letter also extends the settlement date for certain intercompany accounts and sets the effective time of the Distribution as 4:01 p.m., Eastern Time, on the date of the Distribution. The foregoing description of the Separation and Distribution Agreement Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement Side Letter, which is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Repayment of Indebtedness

In addition to the repayment of indebtedness described in Item 1.02, on November 2, 2021, Dell International and EMC will redeem (i) in full the $1,625,000,000 aggregate principal amount of their outstanding 7.125% Senior Notes due 2024 and (ii) $1,500,000,000 aggregate principal amount of their outstanding 5.450% First Lien Notes due 2023, in each case, conditioned upon the completion of the Spin-Off.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by amendment to provide the required pro forma financial information not later than four business days after the date hereof.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Commercial Framework Agreement, dated as of November 1, 2021, by and between Dell Technologies Inc. and VMware, Inc.

10.2	Credit Agreement, dated as of November 1, 2021, among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., Dell International L.L.C., as a borrower, EMC Corporation, as a borrower, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and other parties from time to time party thereto.

99.1	Press Release, dated November 1, 2021

99.2	Letter Agreement, dated as of November 1, 2021, by and between Dell Technologies Inc. and VMware, Inc.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021	Dell Technologies Inc.

	By:	/s/ Robert L. Potts
Robert L. Potts
Senior Vice President and Assistant Secretary (Duly Authorized Officer)